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                                                                   Exhibit 99(i)

                     JOHN HANCOCK FINANCIAL SERVICES, INC
                         LONG-TERM STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE:
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The John Hancock Financial Services Long-Term Stock Incentive Plan (the "Plan")
has been adopted to encourage and create significant ownership of Common Stock. Additional purposes of the Plan include:

     . To provide meaningful incentive to Participants for making substantial contributions to the Company Group's long-term business growth;

     . To enhance the Company Group's ability to attract and retain key individuals who will make such contributions; and

     . To closely align the interests of these individuals with those of Company shareholders by providing opportunities to build significant longer term stock ownership.

SECTION 2.  DEFINITIONS:
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     .  AWARD means any Stock Option or Stock Award granted under the Plan.

     .  BOARD means the Company's Board of Directors.

     . CODE means the Internal Revenue Code of 1986, as amended from time to time.

     . COMMITTEE means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by both (a) Rule 16b-3 under the 1934 Act or any successor rule and (b) Section 162(m) of the Code.

     .  COMMON STOCK means the Common Stock of the Company.

     . COMPANY means John Hancock Financial Services, Inc., a corporation established under the laws of the State of Delaware.

     . A COMPANY GROUP means the Company and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest as determined by the Committee.

     . FAIR MARKET VALUE means, with respect to Common Stock, the fair market value of such property as determined by the Committee in good faith in such

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        manner as shall be established by the Committee from time to time.
        Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock. Any time that the Common Stock is traded on a public market, Fair Market Value means the last reported sale price at which the Common Stock is traded on such date or, if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such public market.

     . INCENTIVE STOCK OPTION, or ISO, means a Stock Option to purchase Shares awarded to a Participant which is intended to meet the requirements of
        Section 422 of the Code or any successor provision.

     . NON-QUALIFIED STOCK OPTION, or NQSO, means a Stock Option to purchase Shares of Common Stock awarded to a Participant which is not intended to meet the requirements of Section 422 of the Code or any successor provision.

     . 1934 ACT means the Securities Exchange Act of 1934 as amended from time to time.

     . PARTICIPANT means a person selected by the Committee (or its delegate as provided under Section 4) to receive an Award under the Plan.

     . REPORTING PERSON means an individual who is subject to the reporting requirements under Section 16(a) of the 1934 Act by virtue of his or her relationship with the Company.

     .  SHARES means shares of the Common Stock of the Company.

     . STOCK AWARD means an Award to a Participant comprised of Common Stock or valued by reference to Common Stock granted under Section 7(c) of the Plan.

     . STOCK OPTION means an Award in the form of the right to purchase a specified number of Shares at a specified price during a specified period.

SECTION 3.  EFFECTIVE DATES:
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The Plan shall be effective as of the date approved by the Board.  No Awards may be made under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board.

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SECTION 4.  ADMINISTRATION:
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The Plan shall be administered by the Committee.  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion to interpret the provisions of the Plan. To the extent permitted by applicable law and the provisions of the Plan, the Committee may delegate to one or more employee members of the Board the power to make Awards to Participants who are not Reporting Persons.

SECTION 5.  ELIGIBILITY:
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The following persons who are key to the Company Group's long-term success as determined by the Committee shall be eligible to receive an Award under the Plan, provided that such participation would not jeopardize the Plan's compliance with Rule 16b-3 under the 1934 Act or any successor rule: (i) employees of any member of the Company Group; (ii) general agents who provide, and employees of any general agency which provides services to (including the sale of products of) any member of the Company Group; and (iii) insurance agents or brokers who are exclusive agents or brokers of the Company or its subsidiaries, or who derive more than 50% of their annual income from the Company Group.

SECTION 6.  STOCK AVAILABLE FOR AWARDS:
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     (a) COMMON SHARES AVAILABLE.  The maximum number of Shares available for
Awards under the Plan will be 16,585,000. The Shares of Common Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Common Stock available for issuance under the Plan.

     (b) SHARE USAGE LIMITS. For the period that the Plan is in effect the aggregate number of Shares that may be granted as Stock Awards shall not exceed 3,317,000. Additionally, the aggregate number of Shares that may be covered by Awards for any one Participant over the period that the Plan is in effect shall not exceed 3,317,000. Shares available for use as Incentive Stock Options shall be limited in aggregate to 13,268,000.

     (c) ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of assets to Company shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares covered by each outstanding Award made under the Plan; and (iii) the option, base or purchase price per Share for any outstanding Stock Options and other Awards

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granted under the Plan provided that any such actions are consistently and equitably applicable to all affected Participants. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the Shares available for issuance under the Plan.

SECTION 7.  AWARDS:
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     (a) GENERAL.  The Committee shall determine the type or types of Award(s)
(as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 4 and 8 of the Plan. Awards may be granted singularly, in combination, or in tandem such that the settlement of one Award automatically reduces or cancels the other. Awards may also be made in replacement of, as alternatives to, or as form of payment for grants or rights under any other employee compensation plan or arrangement of the Company, including the plans of any acquired entity.

     (b) STOCK OPTIONS. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Company subject to the terms and conditions of the Stock Option grant. The Committee shall establish the option price at the time each Stock Option is awarded, provided that price shall not be less than 100% of the Fair Market Value. Stock Options may be in the form of ISOs or NQSOs. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an ISO is awarded to such Participant, the option price shall not be less than 110% of the Fair Market Value at the time such ISO is awarded. The aggregate Fair Market Value at time of grant of the Shares covered by ISOs exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Participants to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

     (c) STOCK AWARDS. A Stock Award shall confer on a Participant the right to receive a specified number of Shares, a cash equivalent payment, or a combination of both subject to the terms and conditions of the Award, which may include forfeitability contingencies based on continued employment with a member of the Company Group or on meeting performance criteria or both. A Stock Award may be in the form of Shares or share units. Such Awards may be subject to the attainment of specified performance goals or targets, as determined by the Committee and set forth in the specific Award agreements. The Committee may also grant Stock Awards that are not subject to any restrictions.

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SECTION 8.  GENERAL PROVISIONS APPLICABLE TO AWARDS:
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     (a) TRANSFERABILITY.  Except as permitted by the Committee in its sole discretion, Awards under the Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution.

     (b) GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

     (c) GRANT TERMS AND CONDITIONS. Subject to the other provisions of the Plan, the Committee shall determine the provisions and duration of grants made under this Plan, including the option prices for all Stock Options, the consideration, if any, to be required from Participants for Stock Awards, and the conditions under which a Participant will retain rights under this Plan in the event of the Participant's termination of employment while holding any outstanding Awards.

     (d) TAX WITHHOLDING. A Participant's employer shall have the right to deduct from any settlement of an Award, including the delivery or vesting of Shares, made under the Plan, a sufficient amount to cover withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

     (E) DOCUMENTATION OF GRANTS. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

     (F) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards. The Committee may require or permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

     (G) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more

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of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company Group.

SECTION 9.  MISCELLANEOUS:
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     (A) PLAN AMENDMENT.  The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's shareholders shall be made which would (i) increase the total number of Shares available for issuance under the Plan; or (ii) cause the Plan not to comply with Rule 16b-3 of the 1934 Act or
Section 162(m) of the Code.

     (B) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. Each member of the Company Group expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable agreement or other documentation of an Award.

     (C) NO RIGHTS AS SHAREHOLDER. Only upon issuance of Shares to a Participant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

     (D) NO FRACTIONAL SHARES. No fractional shares shall be issued under the Plan. However, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

     (E) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company Group benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company Group may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     (F) UNFUNDED PLAN. The Plan shall be unfunded and shall not create, or be construed to create a trust or separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between any member of the Company Group and any Participant or other person. To the extent any person holds any rights by virtue of an

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Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor.

     (G) SUCCESSORS AND ASSIGNEES. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     (H) GOVERNING LAW. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

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